Exhibit 99.1

                                    Form of
                   Dividend Reinvestment Plan Enrollment Card

        To participate in the Lexington Corporate Properties Trust Dividend Reinvestment Plan, complete and sign the reverse side of this enrollment form and return it in the enclosed envelope.

        This will authorize Lexington Corporate Properties Trust ("Lexington") to forward to Mellon Bank, N.A., as your Administrator, all of the cash dividends or distributions (as applicable) you receive on your common shares of Lexington or your units of limited partnership in any of Lexington's operating partnership subsidiaries, to be invested to purchase additional common shares. All investments are made subject to the terms and conditions of the Plan as set forth in the accompanying Prospectus dated February 12, 2003.

        By signing the reverse side of this enrollment form, the undersigned hereby acknowledges receipt of the Prospectus.

        This authorization and appointment are given by you with the understanding that you may terminate them at any time by so notifying Mellon Bank, N.A. in writing, or by completing and returning the termination form contained within your quarterly dividend reinvestment statements.

                   __________________________________________

To deposit your shares for safekeeping, check the appropriate box on the reverse side and return this card and your shares certificates via registered mail, return receipt requested.

      Questions regarding the Lexington Corporate Properties Trust Dividend Reinvestment Plan should be directed to Mellon Bank, N.A.at 1-800-851-9677.

                   Please read carefully. This is not a proxy.
          Return this form only if you with to participate in the Plan.


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Please enroll me in the Lexington Corporate Properties Trust Dividend
Reinvestment Plan as follows:

|_| Full Dividend Reinvestment - SHAREHOLDERS ONLY. Automatically reinvest all dividends paid on all common shares registered in the name indicated on the reverse side of this card to purchase common shares.

|_| Full Distribution Reinvestment - UNITHOLDERS ONLY. Automatically reinvest all distributions paid on all operating partnership units registered in the name indicated on the books of Lexington Corporate Properties Trust to purchase common shares.

Social Security No.:
                    ----------------------------------------------------

Date:
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Signature(s):
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All joint owners should sign exactly as names appear on reverse side.

|_| Safekeeping of Share Certificates- SHAREHOLDERS ONLY. Deposit the following enclosed share certificates for safekeeping.

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             Certificate Number                       Number of Shares
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SHAREHOLDERS: If enrolling for Full Dividend Reinvestment or Safekeeping of
Share Certificates, mail completed form to:

        Mellon Bank, N.A.
        c/o Mellon Investor Services
        P.O. Box 3339
        South Hackensack, New Jersey 07606-1939

UNITHOLDERS: If enrolling for Full Distribution Reinvestment, mail completed form to:

        Lexington Corporate Properties Trust
        355 Lexington Avenue
        New York, New York 10017
        Attention:  Investor Relations

(If you already participate in the Plan, it is not necessary to re-enroll.)